UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010 (November 17, 2010)

REIS, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12917	13-3926898
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 921-1122

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to the stockholders of Reis, Inc. (the “Company”) at the 2010 Annual Meeting of Stockholders held on November 17, 2010:
•	The election of three directors to a term expiring at the 2013 annual meeting of stockholders and upon the election and qualification of their respective successors.
•	The election of one director to a term expiring at the 2012 annual meeting of stockholders and upon the election and qualification of his or her successor.
•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
For more information about the foregoing proposals, see the Company’s proxy statement dated October 18, 2010, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock are entitled to one vote per share.
A total of 9,883,598 shares, representing approximately 93.35% of the 10,588,241 shares outstanding and entitled to vote, as of the record date (September 1, 2010) were represented in person or by proxy and constituted a quorum.
The following table sets forth the number of votes cast for each director nominee, the number of votes withheld and the number of non-votes with respect to each director nominee:

Class	Name	For	Withhold	Non-Vote
2013	Thomas J. Clarke Jr.	8,902,561	10,262	970,775
2013	Michael J. Del Giudice	8,888,793	24,030	970,775
2013	Byron C. Vielehr	8,900,561	12,262	970,775
2012	Edward Lowenthal	8,909,560	3,263	970,775
The following table sets forth the number of votes cast for the ratification of Ernst & Young LLP, the number of votes cast against the ratification, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
9,872,398	10,284	916	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.
By:	/s/ Alexander G. Simpson
Alexander G. Simpson
Vice President & General Counsel

Date:   November 22, 2010

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